32783 Middlebelt Road | Farmington Hills, Michigan 48334 Phone: 248-626-3800 | Fax: 246-626-2276 www.tbrcpa.com

December 2, 2019

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	Bergio International, Inc.
Commission File #: 333-150029

We have received a copy of, and are in agreement with, the statements being made by Bergio International, Inc. in Item 4.01 of its Form 8-K dated December 2, 2019, captioned “Change in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Tama, Budaj and Raab, P.C.

Tama, Budaj and Raab, P.C

JFB/SD:vs